Exhibit 99.1

MEDIA CONTACT: Kimberly Kuo Senior Vice President Public Affairs, Communications & Communities Kimberly.Kuo@ccbcc.com (704) 557-4584	INVESTOR CONTACT: Dave Katz Executive Vice President & Chief Financial Officer Dave.Katz@ccbcc.com (704) 557-4929

Third Quarter 2018 Highlights

Q3 net sales growth of 4.2%, including organic(a) net sales growth of 4.3%.

“Although commodities and transportation remain challenges in our industry, we are pleased with the progress we have made in pricing, operating expense management and capital spending. The sequential improvements we see in gross margin trends so far this year are very encouraging. We remain focused on making strategic fiscal decisions and investing for the long-term benefit of our teammates, brands, communities, stockholders and other stakeholders.”

- Frank Harrison

Chairman & CEO

Coca‑Cola Consolidated

Q3 sales volume decrease of 0.1%, including organic(a) volume decrease of 0.4%.

Reported basic EPS of $2.69 in Q3 2018, as compared to $1.86 in Q3 2017.

Gross margin decline of 60 basis points from Q3 2017 driven by higher commodity and transportation costs, a higher contribution of sales from lower-margin acquired territories, and shifting product mix.

Pricing and productivity actions implemented in Q3 2018 to drive margin improvement and additional cost savings.

Key Results

(in millions, except	Third Quarter				First Three Quarters
per share data)	2018	2017	Change	% Change	2018	2017	Change	% Change
Physical case volume	86.7	86.8	(0.1)	(0.1)%	254.8	240.5	14.3	5.9%
Net sales	$1,211.7	$1,162.5	$49.2	4.2%	$3,511.0	$3,197.5	$313.5	9.8%
Gross profit	$420.4	$410.3	$10.1	2.5%	$1,197.3	$1,157.5	$39.8	3.4%
Gross margin	34.7%	35.3%			34.1%	36.2%
Income from operations	$44.4	$37.5	$6.9	N/M	$45.1	$101.1	$(56.0)	N/M
Basic net income per share	$2.69	$1.86	$0.83	N/M	$0.75	$2.00	$(1.25)	N/M

Bottle/Can Sales	Third Quarter				First Three Quarters
(in millions)	2018	2017	Change	% Change	2018	2017	Change	% Change
Sparkling beverages	$605.6	$582.7	$22.9	3.9%	$1,787.4	$1,670.1	$117.3	7.0%
Still beverages	$413.3	$384.5	$28.8	7.5%	$1,142.8	$1,009.5	$133.3	13.2%

(a) The discussion of the results for the third quarter and first three quarters includes selected non-GAAP financial information, such as “organic” results. Organic net sales and organic sales volume include results from our distribution territories not impacted by acquisition or divestiture activity during 2017. The schedules in this press release reconcile such non-GAAP financial measures to the most directly comparable GAAP financial measures.

Third Quarter 2018 Review

CHARLOTTE, November 7, 2018 – Coca‑Cola Bottling Co. Consolidated (NASDAQ:COKE) today reported operating results for the third quarter ended September 30, 2018 and the first three quarters of fiscal 2018.

During the third quarter, our Company made meaningful progress towards the strategic priorities we set during the second quarter, even in the midst of continued challenges in the commodities and transportation markets. Our pricing actions delivered over 4% revenue growth versus Q3 2017 on relatively flat volume of almost 87 million physical cases. Our Q3 2018 performance brings our year-to-date volume growth to 5.9% and our year-to-date revenue growth to 9.8%. Our organic case volume decline in Q3 2018 was 0.4% versus Q3 2017, and our year-to-date organic case volume growth was 0.3% versus the prior year period. Beginning in Q4 2018, we will have cycled all of the transactions completed during our system transformation initiative, and results should be comparable on a year-over-year basis. As discussed last quarter, the mid-week July 4th holiday resulted in volume being split between the second and third quarters in 2018. Additionally, Hurricane Florence impacted our operations in much of our coastal territory in September, although identified incremental costs due to the storm were immaterial.

Integral to the strategic priorities we set during Q2 2018, we implemented numerous pricing actions throughout our territory in Q3 2018 to address our increased input costs. Gross margin in Q3 2018 was 60 basis points lower than Q3 2017 (34.7% in Q3 2018 versus 35.3% in Q3 2017), which reflects significant and sequential improvement over the gross margin declines we experienced in the first half of 2018. The primary drivers of the year-over-year margin decline remain (in order of significance): (i) rising commodity costs, (ii) the volume shift to lower-margin still products, and (iii) newly acquired territories generally experiencing margins lower than our legacy territories. We continue to refine our pricing strategies and focus on driving operating efficiencies in our supply chain to improve margin performance and address the rising input costs across the consumer products landscape.

Selling, delivery and administrative (“S,D&A”) expenses in Q3 2018 increased approximately $3.0 million, or 0.8%, as compared to Q3 2017. Notably, our S,D&A expenses as a percent of revenue declined to 31.0% in Q3 2018 from 32.1% in Q3 2017. We believe this leveraging of operating expenses was the result of our actions taken during Q2 2018 and our strong revenue performance in Q3 2018. These improvements were partially offset by the expenses associated with our continuing territory integration efforts. While we are pleased with our operating expense performance in the third quarter, we will continue to refine and optimize our operating model across our Company to drive improvements in efficiency and profitability.

Income from operations was $44.4 million in Q3 2018, increasing from $37.5 million in Q3 2017. We have completed our system transformation transactions and are nearing steady state from an IT system perspective. As such, we incurred $2.7 million less in system transformation expenses in Q3 2018, as compared to Q3 2017. We are encouraged with our progress in operating income performance and recognize we have additional improvement opportunities.

During Q3 2018, we spent $10.4 million on system transformation expenses, which primarily related to the implementation of our integrated CONA information systems platform. We anticipate spending between $6 million and $8 million on system transformation expenses in Q4 2018 and expect to see these expenses continue to decrease over the next few quarters.

Capital spending for the third quarter was approximately $27.8 million, bringing our year-to-date total capital investments to $113.1 million. We anticipate capital spending in the range of $25 million to $35 million in Q4 2018. Diligent capital management processes have been put in place to continue our focus on debt reduction, while investing in the highest impact projects. In addition to our capital spending, the Company contributed $20 million to fund our pension plans during Q3 2018.

We expect to begin distribution of the fast-growing premium sports drink, BodyArmor, in a portion of our territories in Q4 2018. We are excited about the addition of BodyArmor to our powerful portfolio of brands, and, while we do not expect the impact on our 2018 results to be material, we do anticipate our BodyArmor distribution rights will provide ongoing benefits and round out our sports drink portfolio.

About Coca‑Cola Bottling Co. Consolidated

Coca‑Cola Consolidated is the largest Coca-Cola bottler in the United States. Our Purpose is to honor God, serve others, pursue excellence and grow profitably. For more than 116 years, we have been deeply committed to the consumers, customers, and communities we serve and passionate about the broad portfolio of beverages and services we offer. We make, sell, and deliver beverages of The Coca‑Cola Company and other partner companies in more than 300 brands and flavors to 65 million consumers in territories spanning 14 states and the District of Columbia.

Headquartered in Charlotte, N.C., Coca‑Cola Consolidated is traded on the NASDAQ under the symbol COKE. More information about the company is available at www.cokeconsolidated.com. Follow Coca‑Cola Consolidated on Facebook, Twitter, Instagram and LinkedIn.

Cautionary Information Regarding Forward-Looking Statements

Certain statements contained in this news release are “forward-looking statements” that involve risks and uncertainties. The words “believe,” “expect,” “project,” “will,” “should,” “could” and similar expressions are intended to identify those forward-looking statements. Factors that might cause Coca‑Cola Consolidated’s actual results to differ materially from those anticipated in forward-looking statements include, but are not limited to: our inability to integrate the operations and employees acquired in system transformation transactions; lower than expected selling pricing resulting from increased marketplace competition; changes in how significant customers market or promote our products; changes in our top customer relationships; changes in public and consumer preferences related to nonalcoholic beverages, including concerns related to obesity and health concerns; unfavorable changes in the general economy; miscalculation of our need for infrastructure investment; our inability to meet requirements under beverage agreements; material changes in the performance requirements for marketing funding support or our inability to meet such requirements; decreases from historic levels of marketing funding support; changes in The Coca‑Cola Company’s and other beverage companies’ levels of advertising, marketing and spending on brand innovation; the inability of our aluminum can or plastic bottle suppliers to meet our purchase requirements; our inability to offset higher raw material costs with higher selling prices, increased bottle/can sales volume or reduced expenses; consolidation of raw material suppliers; incremental risks resulting from increased purchases of finished goods; sustained increases in fuel costs or our inability to secure adequate supplies of fuel; sustained increases in the cost of labor and employment matters, product liability claims or product recalls; technology failures or cyberattacks; changes in interest rates; the impact of debt levels on operating flexibility and access to capital and credit markets; adverse changes in our credit rating (whether as a result of our operations or prospects or as a result of those of The Coca‑Cola Company or other bottlers in the Coca‑Cola system); changes in legal contingencies; legislative changes affecting our distribution and packaging; adoption of significant product labeling or warning requirements; additional taxes resulting from tax audits; natural disasters and unfavorable weather; global climate change or legal or regulatory responses to such change; issues surrounding labor relations with unionized employees; bottler system disputes; our use of estimates and assumptions; changes in accounting standards; the impact of volatility in the financial markets on access to the credit markets; the impact of acquisitions or dispositions of bottlers by their franchisors; changes in the inputs used to calculate our acquisition related contingent consideration liability; and the concentration of our capital stock ownership. These and other factors are discussed in the Company’s regulatory filings with the Securities and Exchange Commission, including those in the Company’s fiscal 2017 Annual Report on Form 10‑K, Item 1A. Risk Factors. The forward-looking statements contained in this news release speak only as of this date, and the Company does not assume any obligation to update them except as required by law.

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FINANCIAL STATEMENTS CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

	Third Quarter		First Three Quarters
(in thousands, except per share data)	2018	2017	2018	2017
Net sales	$1,211,661	$1,162,526	$3,510,997	$3,197,519
Cost of sales	791,317	752,202	2,313,728	2,039,996
Gross profit	420,344	410,324	1,197,269	1,157,523
Selling, delivery and administrative expenses	375,940	372,852	1,152,183	1,056,446
Income from operations	44,404	37,472	45,086	101,077
Interest expense, net	12,827	10,697	37,617	30,607
Other income (expense), net	1,696	3,884	(3,612)	(36,595)
Gain on exchange transactions	10,170	-	10,170	-
Income before income taxes	43,443	30,659	14,027	33,875
Income tax expense	16,493	11,748	3,387	11,800
Net income	26,950	18,911	10,640	22,075
Less: Net income attributable to noncontrolling interest	1,786	1,595	3,594	3,462
Net income attributable to Coca-Cola Bottling Co. Consolidated	$25,164	$17,316	$7,046	$18,613

Basic net income per share based on net income attributable to Coca-Cola Bottling Co. Consolidated:
Common Stock	$2.69	$1.86	$0.75	$2.00
Weighted average number of Common Stock shares outstanding	7,141	7,141	7,141	7,141

Class B Common Stock	$2.69	$1.86	$0.75	$2.00
Weighted average number of Class B Common Stock shares outstanding	2,213	2,193	2,208	2,188

Diluted net income per share based on net income attributable to Coca-Cola Bottling Co. Consolidated:
Common Stock	$2.69	$1.85	$0.75	$1.99
Weighted average number of Common Stock shares outstanding – assuming dilution	9,405	9,374	9,400	9,369

Class B Common Stock	$2.68	$1.84	$0.74	$1.97
Weighted average number of Class B Common Stock shares outstanding – assuming dilution	2,264	2,233	2,259	2,228

FINANCIAL STATEMENTS CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED)

(in thousands)	September 30, 2018	December 31, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$9,337	$16,902
Trade accounts receivable, net	423,315	388,416
Accounts receivable, other	91,173	104,956
Inventories	229,892	183,618
Prepaid expenses and other current assets	91,514	100,646
Total current assets	845,231	794,538
Property, plant and equipment, net	998,117	1,031,388
Leased property under capital leases, net	25,208	29,837
Other assets	119,193	116,209
Goodwill	165,903	169,316
Other identifiable intangible assets, net	918,772	931,672
Total assets	$3,072,424	$3,072,960

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of obligations under capital leases	$8,438	$8,221
Accounts payable and accrued expenses	550,178	631,231
Total current liabilities	558,616	639,452
Deferred income taxes	123,248	112,364
Pension and postretirement benefit obligations and other liabilities	699,048	738,971
Long-term debt and obligations under capital leases	1,222,949	1,123,266
Total liabilities	2,603,861	2,614,053

Equity:
Stockholders’ equity	372,764	366,702
Noncontrolling interest	95,799	92,205
Total liabilities and equity	$3,072,424	$3,072,960

FINANCIAL STATEMENTS CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

	First Three Quarters
(in thousands)	2018	2017
Cash Flows from Operating Activities:
Net income	$10,640	$22,075
Depreciation expense and amortization of intangible assets and deferred proceeds, net	140,496	120,293
Deferred income taxes	9,903	(24,741)
Gain on exchange transactions	(10,170)
Proceeds from bottling agreements conversion	-	87,066
Fair value adjustment of acquisition related contingent consideration	1,584	23,140
Stock compensation expense	4,494	6,473
Change in assets and liabilities (exclusive of acquisitions)	(138,459)	(36,173)
Other	7,542	4,292
Net cash provided by operating activities	$26,030	$202,425

Cash Flows from Investing Activities:
Acquisition of distribution territories and regional manufacturing facilities related investing activities	$5,600	$(291,465)
Additions to property, plant and equipment (exclusive of acquisitions)	(113,104)	(114,953)
Other	1,457	(1,483)
Net cash used in investing activities	$(106,047)	$(407,901)

Cash Flows from Financing Activities:
Borrowings under Revolving Credit Facility and proceeds from issuance of Senior Notes	$435,000	$458,000
Payments on Revolving Credit Facility and Term Loan Facility	(329,500)	(238,000)
Cash dividends paid	(7,014)	(6,995)
Payment of acquisition related contingent consideration	(18,312)	(11,650)
Principal payments on capital lease obligations	(6,191)	(5,594)
Debt issuance fees	(1,531)	(213)
Net cash provided by financing activities	$72,452	$195,548

Net decrease in cash during period	$(7,565)	$(9,928)
Cash at beginning of period	16,902	21,850
Cash at end of period	$9,337	$11,922

NON-GAAP FINANCIAL MEASURES(1) The following tables reconcile reported GAAP results to organic/adjusted results (non-GAAP):

	Third Quarter		First Three Quarters
(in thousands)	2018	2017	2018	2017
Total bottle/can sales	$1,018,896	$967,205	$2,930,215	$2,679,601
Total other sales	192,765	195,321	580,782	517,918
Total net sales	$1,211,661	$1,162,526	$3,510,997	$3,197,519

Total bottle/can sales	$1,018,896	$967,205	$2,930,215	$2,679,601
Less: Acquisition/divestiture related sales	117,684	103,171	546,284	370,992
Organic net bottle/can sales (non-GAAP)	$901,212	$864,034	$2,383,931	$2,308,609
Increase in organic net bottle/can sales	4.3%		3.3%

	Third Quarter		First Three Quarters
(in millions)	2018	2017	2018	2017
Physical case volume	86.7	86.8	254.8	240.5
Less: Acquisition/divestiture related physical case volume	10.6	10.4	48.7	35.1
Organic physical case volume	76.1	76.4	206.1	205.4
Increase (decrease) in organic physical case volume	(0.4)%		0.3%

	Third Quarter 2018
(in thousands, except per share data)	Net sales	Gross profit	Income from operations	Income before income taxes	Net income	Basic net income per share
Reported results (GAAP)	$1,211,661	$420,344	$44,404	$43,443	$25,164	$2.69
System transformation transactions expenses	-	112	10,417	10,417	7,834	0.83
Gain on exchange transactions	-	-	-	(10,170)	(7,648)	(0.82)
Fair value adjustment of acquisition related contingent consideration	-	-	-	(2,373)	(1,785)	(0.19)
Fair value adjustments for commodity hedges	-	260	469	469	353	0.04
Other tax adjustment	-	-	-	-	3,534	0.38
Total reconciling items	-	372	10,886	(1,657)	2,288	0.24
Adjusted results (non-GAAP)	$1,211,661	$420,716	$55,290	$41,786	$27,452	$2.93

	Third Quarter 2017
(in thousands, except per share data)	Net sales	Gross profit	Income from operations	Income before income taxes	Net income	Basic net income per share
Reported results (GAAP)	$1,162,526	$410,324	$37,472	$30,659	$17,316	$1.86
System transformation transactions expenses	-	113	13,148	13,148	9,265	0.99
Fair value adjustment of acquisition related contingent consideration	-	-	-	(5,225)	(2,386)	(0.25)
Fair value adjustments for commodity hedges	-	(2,042)	(3,401)	(3,401)	(2,187)	(0.24)
Other tax adjustment	-	-	-	-	(1,690)	(0.18)
Total reconciling items	-	(1,929)	9,747	4,522	3,002	0.32
Adjusted results (non-GAAP)	$1,162,526	$408,395	$47,219	$35,181	$20,318	$2.18

	First Three Quarters 2018
(in thousands, except per share data)	Net sales	Gross profit	Income from operations	Income before income taxes	Net income	Basic net income per share
Reported results (GAAP)	$3,510,997	$1,197,269	$45,086	$14,027	$7,046	$0.75
System transformation transactions expenses	-	339	32,738	32,738	24,619	2.63
Gain on exchange transactions	-	-	-	(10,170)	(7,648)	(0.82)
Workforce optimization expenses	-	-	4,810	4,810	3,617	0.39
Fair value adjustment of acquisition related contingent consideration	-	-	-	1,584	1,191	0.13
Amortization of converted distribution rights, net	-	2,231	2,231	2,231	1,678	0.18
Fair value adjustments for commodity hedges	-	2,776	3,139	3,139	2,361	0.25
Other tax adjustment	-	-	-	-	(2,648)	(0.28)
Total reconciling items	-	5,346	42,918	34,332	23,170	2.48
Adjusted results (non-GAAP)	$3,510,997	$1,202,615	$88,004	$48,359	$30,216	$3.23

	First Three Quarters 2017
(in thousands, except per share data)	Net sales	Gross profit	Income from operations	Income before income taxes	Net income	Basic net income per share
Reported results (GAAP)	$3,197,519	$1,157,523	$101,077	$33,875	$18,613	$2.00
System transformation transactions expenses	-	379	32,374	32,374	21,108	2.26
January 2016 system transformation transaction settlement	-	-	-	9,442	5,816	0.62
Fair value adjustment of acquisition related contingent consideration	-	-	-	23,140	15,087	1.62
Fair value adjustments for commodity hedges	-	(2,066)	(2,541)	(2,541)	(1,657)	(0.18)
Other tax adjustment	-		-	-	(2,156)	(0.23)
Total reconciling items	-	(1,687)	29,833	62,415	38,198	4.09
Adjusted results (non-GAAP)	$3,197,519	$1,155,836	$130,910	$96,290	$56,811	$6.09

(1)

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing the Company’s ongoing performance. Further, given the transformation of the Company’s business through system transformation transactions with The Coca‑Cola Company and the conversion of its information technology systems, the Company believes these non‑GAAP financial measures allow users to better appreciate the impact of these transactions on the Company’s performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. The Company’s non-GAAP financial information does not represent a comprehensive basis of accounting.